Exhibit 4.4



                       UNITED STATES CELLULAR CORPORATION

                                  $175,000,000

                           9% Series A Notes due 2032



                             NOTE PURCHASE AGREEMENT





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                       UNITED STATES CELLULAR CORPORATION

                                  $175,000,000

                           9% Series A Notes due 2032



                             NOTE PURCHASE AGREEMENT

                                                                  August 7, 2002

TO PRIMECO WIRELESS COMMUNICATIONS LLC:

Ladies and Gentlemen:

     UNITED STATES CELLULAR CORPORATION, a Delaware corporation (the "Company"), agrees with you (sometimes referred to as "PrimeCo") as follows:

1.   AUTHORIZATION OF NOTES.

     The Company will authorize the issue and sale of $175,000,000 aggregate principal amount of its 9% Series A Notes due 2032 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to the Indenture). The Notes shall be substantially in the form set out in Exhibit A to the First Supplemental Indenture attached hereto as Exhibit A. Certain capitalized terms used in this Agreement are defined in Exhibit C; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.   SALE AND PURCHASE OF NOTES.

     Subject to the terms and conditions of this Agreement and the Purchase and Sale Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing, the Notes at the purchase price of 100% of the principal amount thereof.

3.   CONDITIONS TO CLOSING.

     Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the conditions contained in the Purchase and Sale Agreement and to the following additional conditions:

3.1. Representations and Warranties.

     The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

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3.2. Performance.

     (a) The Company shall have performed and complied with all agreements and conditions contained in this Agreement, required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes.

     (b) The Company and the Trustee shall have executed and delivered the First Supplemental Indenture, substantially in the form attached hereto as Exhibit A.

     (c) The Company shall have instructed the Trustee to authenticate the Notes and shall issue such Notes under the Indenture and pursuant to this Agreement in substantially the form attached as Exhibit A to the First Supplemental Indenture attached hereto as Exhibit A.

     (d) You and the Company shall have executed and the Company shall have delivered the Registration Rights Agreement in substantially the form attached hereto as Exhibit B.

     (e) You shall have received an opinion of Sidley Austin Brown & Wood, Chicago, Illinois, counsel for the Company, dated as of the date of delivery of the Notes, in substantially the form attached hereto as Exhibit D.

4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to you that:

4.1. Organization; Power and Authority.

     The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, the Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact. The Company has the corporate power and authority to execute and deliver this Agreement, the Registration Right Agreement, the Indenture and the Notes and to perform the provisions hereof and thereof.

4.2. Authorization, etc.

     This Agreement, the Registration Rights Agreement, the Indenture and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof the Registration Rights Agreement, the Indenture and each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii)

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general  principles  of equity  (regardless  of whether such  enforceability  is considered in a proceeding in equity or at law).

4.3. Compliance with Laws, Other Instruments, etc.

     Except as would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect, the execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, the Indenture and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

4.4. Governmental Authorizations, etc.

     Except as would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the Registration Rights Agreement, the Indenture or the Notes.

4.5. Private Offering by the Company.

     Neither the Company nor anyone acting on its behalf has offered the Notes or any substantially similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you. Subject to accuracy of PrimeCo representations and warranties herein, neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

4.6. Status under Certain Statutes.

     Neither the Company nor any Subsidiary of the Company is subject to regulation under the Investment Company Act of 1940.

5.   REPRESENTATIONS AND WARRANTIES OF PRIMECO

     PrimeCo represents and warrants to the Company that:

5.1. Organization; Power and Authority.

     PrimeCo is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, and is duly qualified as a foreign corporation and is in

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good standing in each  jurisdiction in which such  qualification  is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. PrimeCo has the requisite power and authority to execute and deliver this Agreement and the Registration Right Agreement and to perform the provisions hereof and thereof.

5.2. Authorization, etc.

     This Agreement and the Registration Rights Agreement have been duly authorized by all necessary action on the part of PrimeCo, and this Agreement constitutes, and upon execution and delivery thereof the Registration Rights Agreement will constitute, a legal, valid and binding obligation of PrimeCo enforceable against PrimeCo in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3. Compliance with Laws, Other Instruments, etc.

     Except as would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect, the execution, delivery and performance by PrimeCo of this Agreement and the Registration Rights Agreement will not (i) constitute a default under, or result in the creation of any Lien in respect of any property of PrimeCo or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which PrimeCo or any Subsidiary is bound or by which PrimeCo or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to PrimeCo or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to PrimeCo or any Subsidiary.

5.4. Governmental Authorizations, etc.

     Except as would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by PrimeCo of this Agreement or the Registration Rights Agreement.

5.5. Receipt of Certain Information.

     PrimeCo has received all relevant information as it deems necessary in order to permit an investment decision with respect to the Notes.

5.6. Investment for Own Account.

     PrimeCo will be acquiring the Notes solely for its own account or for the account of one or more of its Members, for investment, without a view to any distribution, resale or other transfer thereof.

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5.7. Accredited Investor.

     Each Person who has the right to make, has made or will make an investment decision with respect to the acquisition of the Notes by PrimeCo is an Accredited Investor (as defined in Regulation D under the Securities Act), has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes and has the financial capacity to bear the risk of an investment in the Notes.

5.8. Notes not registered under the Securities Act.

     PrimeCo understands that the offer and sale of the Notes have not been registered under the Securities Act, and have not been registered or qualified under any applicable "Blue Sky" law, and that the offering and sale of the Notes has not been reviewed by, passed on or submitted to any federal or state agency or commission, securities exchange or other regulatory body, in each case, in reliance on an exemption from the registration requirements of the Securities Act and applicable state securities laws.

5.9. Acknowledgement of Certain Conditions.

     PrimeCo further acknowledges and agrees that Transfers (as defined in the Registration Rights Agreement) of the Notes are subject to restrictions described in the Registration Rights Agreement and as set forth in the Notes.

5.10.    Status under Certain Statutes.

     Neither PrimeCo nor any Subsidiary of PrimeCo is subject to regulation under the Investment Company Act of 1940.

6.   RIGHT OF OFFSET.

     Except as provided by the terms of the Escrow Agreement (as defined in the Purchase and Sale Agreement) the Company waives and shall not exercise or assert any right, upon any amount being due and payable in respect of the Notes, to set-off and appropriate and apply against such amount any indebtedness, obligations or claims of PrimeCo or any Affiliate under the Purchase and Sale Agreement or the Transaction Documents (as defined in the Purchase and Sale Agreement).

7.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase by you of the Notes and the distribution by you to the Members. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. All representations and warranties contained herein and in any certificate or other instrument delivered by or on behalf of the Company pursuant to the Agreement shall terminate, with

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respect to any Note,  upon sale or other transfer or  distribution of such Note, other than to your Members.

8.   AMENDMENT AND WAIVER.

8.1. Requirements.

     This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) your written consent and the written consent of the Company.

8.2. Binding Effect, etc.

     No amendment or waiver will extend to or affect any obligation, covenant, or agreement not expressly amended or waived or impair any right consequent thereon. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

9.   NOTICES.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

     (i) if to you, to you at the address specified for such communications in the Purchase and Sale Agreement, or at such other address as you shall have specified to the Company in writing,

     (ii) if to the Company, to the Company at its address specified for such communications in the Purchase and Sale Agreement, or at such other address as the Company shall have specified to you in writing.

Notices under this Section 9 will be deemed given only when actually received.

10.  MISCELLANEOUS.

10.1. Successors and Assigns.

     All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns, including your Members but excluding any subsequent holder of a Note, whether so expressed or not.

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10.2. Severability.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

10.3. Construction.

     Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

10.4. Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

10.5. Governing Law; Consent to Jurisdiction.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to such State's laws and principles regarding the conflict of laws. Each of the Parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in connection with any dispute that arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court unless venue would not be proper under rules applicable in such courts.

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     If you are in  agreement  with  the  foregoing,  please  sign  the  form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                Very truly yours,

UNITED STATES CELLULAR CORPORATION

By:          /s/ LeRoy T. Carlson, Jr.
             ----------------------------------------------------------
             Name:    LeRoy T. Carlson, Jr.
             Title:   Chairman


By:          /s/ Kenneth R. Meyers
             ----------------------------------------------------------
             Name:    Kenneth R. Meyers
             Title:   Executive Vice President-Finance
                      (Chief Financial Officer) and Treasurer



The foregoing is hereby agreed to as of the date thereof.


PRIMECO WIRELESS COMMUNICATIONS LLC



By:            /s/ Andrew Howard
               --------------------------------------------------------
               Name:    Andrew Howard
               Title:   Authorized Representative



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                             NOTE PURCHASE AGREEMENT